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                                  EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-72219) of HealthStar Corp. of our report dated June 15, 2001, relating to the consolidated balance sheet as of March 31, 2001, and the related consolidated statements of operations and retained earnings (deficit), and cash flows for the years ended March 31, 2001 and 2000, of HealthStar Corp. included in the Annual Report on Form 10-KSB of HealthStar Corp. for the year ended March 31, 2001, filed with the Securities and Exchange Commission.


                              /s/ Arthur F. Bell, Jr. Associates, L.L.C.

Hunt Valley, Maryland
July 13, 2001